PRESS RELEASE                                                    EXHIBIT 99.2


[Graphic Omitted]


FOR RELEASE:  Oct. 1, 2001

                                      NEWS
               Charter and HSA Sign Definitive Purchase Agreement

        ST. LOUIS, Mo. and LITTLETON, Colo. - Charter Communications, Inc. (Nasdaq:CHTR) and High Speed Access Corp. (Nasdaq: HSAC) today announced the signing of a definitive agreement by which Charter has agreed to purchase substantially all of the assets used by HSA to serve Charter's high-speed data customers. The purchase price for these assets is $81.1 million in cash, subject to certain closing adjustments and indemnity reserves, and the assumption of certain liabilities related to the purchased assets.
        In addition, all 75,000 shares of HSA's Series D Senior Convertible Preferred Stock currently held by Charter and its affiliate, Vulcan Ventures Incorporated, will be canceled. All warrants currently held by Charter to purchase shares of HSA common stock will also be canceled.
        To assist in a smooth transition, Charter and HSA have also signed a management agreement allowing Charter to work closely with HSA in servicing Charter's cable modem customers through the close of the transaction.
        "We're pleased to have reached this agreement which provides Charter with direct responsibility for our cable modem customers and the network that provides them with high-speed Internet access," said Dave Barford, Charter Executive Vice President and Chief Operating Officer. "We've achieved the necessary economies of scale to justify running this business ourselves and removed the risk of dependency on a third party to fulfill our needs. We now have the flexibility to run and grow this business as we see fit," he continued. "In today's highly competitive marketplace, the customer demands a quality product with reliable service, backed by world class customer care. We believe we can best meet these demands by assuming direct responsibility of these HSA assets rather than relying on an independent third party."
        "Charter's acquisition of these assets and contracts ensures that more than two-thirds of our personnel have an opportunity for continued employment with a company that shares our commitment to customer service excellence," stated Daniel J. O'Brien, president and CEO of HSA. "Despite successfully exceeding our business



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plan projections for eight consecutive quarters, we have not been rewarded by the financial markets and have been unable to secure additional financing. Given the current economic pressures on our sector, we believe this is also the best outcome we could possibly achieve for our shareholders."
        The agreement has been approved by the directors of Charter and HSA, and is expected to close later this year subject to certain closing conditions, including regulatory review and approval by HSA's shareholders. Charter, Vulcan and HSA directors, who collectively possess a majority of the voting power of HSA, have agreed to vote their shares in favor of the transaction. The transaction is also subject to approval by a majority of the votes cast by holders of HSA's common stock, other than Charter, Vulcan and certain officers and directors of HSA.

About Charter Communications
        With nearly 7 million customers in 40 states, Charter Communications, a Wired World Company(TM), is among the nation's largest broadband communications companies. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform, marketed under the Charter Digital Cable(TM) brand; and high-speed Internet access marketed under the Charter Pipeline(TM) brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(TM) brand. Advertising sales and production services are sold under the Charter Media(TM) brand.
        A Fortune 500 company, Charter is the 2001 recipient of the Outstanding Corporate Growth Award from the Association for Corporate Growth, the 2001 R.E. "Ted" Turner Innovator of the Year Award from the Southern Cable Telecommunications Association, and the 2000 Innovator Award for Technology from Cablevision Magazine. More information about Charter can be found at www.charter.com (http://www.charter.com).

About High Speed Access Corp.
High Speed Access Corp. (Nasdaq: HSAC), a Wired World Company(TM), is a provider of broadband Internet access and related communications services to residential and commercial customers nationwide, primarily through cable modem technology. HSA's core service offering currently consists of cable modem-based Internet access, which HSA offers at several speeds and prices to residential end users through partnerships with cable multiple system operators.

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Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange
Commission.

        Cautionary Note Regarding Forward-Looking Statements about HSA: This press release contains statements about future events and expectations that are "forward-looking statements." Any statement in this press release that is not a statement of historical fact is a forward-looking statement that involves known and unknown risks, uncertainties and other factors which may cause the company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the company's uncertain ability to control expenses, particularly in light of the current economic environment and the company's limited capital; the company's history of losses and anticipation of future losses, the potential fluctuations in the company's operating results; disruptions to operations and accounting charges that could occur if the company decided to pursue an acquisition or liquidation; rapid technological change and evolving industry standards in the markets for the company's services; the magnitude of any adjustments or reductions to the proceeds received by the



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company in connection with the sale of certain of its assets to Charter; the satisfaction of the conditions to, and the timing of, the consummation of the sale of certain of its assets to Charter; whether the company consummates the sale of claim of certain of its assets to Charter; whether the company consummates an extraordinary transaction; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission. The forward-looking statements in this press release are as of the date hereof and the company assumes no obligation to update these forward-looking statements.

CONTACTS:
Media                                       Analysts
Andy Morgan, 314-543-2217                   Mary Jo Moehle, 314-543-2397
amorgan@chartercom.com                      mmoehle@chartercom.com